Green EnviroTech Holdings Corp Retains Porter, LeVay and Rose as its Investor Relations Counsel

Supporting efforts to generate greater awareness of Green EnviroTech in the investment community

JAMESTOWN, CA – November 16, 2017 – Green EnviroTech Holdings Corp. (“Green EnviroTech” or “the Company”) (OTC: GETH), a technology company focusing on solutions to environmental and societal challenges, announced today that it has retained Porter, LeVay and Rose to be its investor relations counsel.

Chris Bowers, President and CEO of Green EnviroTech, stated “Our success in growing the Company depends on our ability to communicate to investors and potential investors as much as it does on our technology and services to our communities. We are more than satisfied that Porter, LeVay and Rose has the experience, contacts and understanding of the market to ensure that Green EnviroTech comes to represent a trusted, known quantity, and a desirable investment, for Wall Street. We plan on doing great things now, and in the years to come, and we are confident that PLR will lay out for investors exactly how our actions will lead to greater and greater shareholder value.”

Michael Porter, President of Porter, LeVay and Rose, said, “We are delighted to be working with Green EnviroTech and its management team on its investor relations program. The Company’s disruptive technology has the potential to be significantly beneficial to the environment. We have seen the ambitious plans for the Company going forward, and we are excited to be a part of telling the Company’s story to the investment community.”

About Green EnviroTech Holdings

Green EnviroTech Holdings Corp. (GETH) is first and foremost a technology company. Our mission is to find, develop and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water and food; and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission. For more information on GETH, please visit: www.greenenvirotech.com

About Porter, LeVay & Rose, Inc.

Porter, LeVay & Rose is a premier full-service investor relations and corporate communications firm that has functioned as a principled and responsible liaison with its clients’ stakeholders for more than 46 years. Porter, LeVay & Rose represents both private and public companies in a wide range of industries, including technology, biotech, medical devices, manufacturing, mining, business services, and retail. For more information, visit www.plrinvest.com.

Green EnviroTech Investor Relations

866.414.5242

Or

Investor Contact:

Michael Porter or Matthew Abenante

Porter, LeVay and Rose, Inc.

212-564-4700

GETH@plrinvest.com

Forward Looking Statements

This press release contains forward-looking statements that relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

###